                                                              Filed pursuant to
                                                              Rule 424 (b)(3)
                                                              Reg Nos. 333-36434
                                                              and 333-36434-01

PROSPECTUS SUPPLEMENT NO. 36
(To Prospectus dated August 30, 2000)

NTL (Delaware), Inc.
5 3/4% Convertible Subordinated Notes Due 2009
NTL Incorporated
Shares of Common Stock

This Prospectus Supplement No. 36 supplements and amends the Prospectus dated August 30, 2000 and the Prospectus Supplement No. 30 dated July 31, 2001 relating to the 5 3/4% Convertible Subordinated Notes Due 2009 of NTL (Delaware), Inc. and the shares of NTL Incorporated's common stock, par value $.01 per share, issuable upon conversion of the Convertible Notes.

The table on pages 46 through 47 of the Prospectus sets forth information with respect to the Selling Security Holders (as defined in the Prospectus) and the respective amounts of Convertible Notes beneficially owned by each Selling Security Holder that may be offered pursuant to the Prospectus. This Prospectus Supplement amends that table and constitutes a consolidated list of all Selling Security Holders as of November 2, 2001 that have provided information to NTL Incorporated and NTL (Delaware), Inc. Some holders may have transferred their holdings since the date they provided such information.

                                                             PRINCIPAL      PERCENT OF         COMMON
                                                             AMOUNT OF        TOTAL         STOCK OWNED                  COMMON
                                                            CONVERTIBLE     PRINCIPAL         PRIOR TO                STOCK TO BE
      SELLING SECURITY                                          NOTES       AMOUNT OF         ORIGINAL               REGISTERED BY
          HOLDERS                                                ($)       OUTSTANDING        OFFERING               THE PROSPECTUS
-----------------------------------------------------------------------------------------------------------------------------------
AIG SoundShore Opportunity Holding Fund Ltd.                 2,750,000            *                  -                     25,419.63
AIG ShoundShore Strategic Holding Fund Ltd                   2,500,000            *                  -                     23,108.75
AIM Balanced Fund........................                   11,700,000            *                  -                    108,148.95
AIM Constellation Fund...................                   55,000,000          4.58                 -                    508,392.50
AIM Global Infrastructure Fund...........                      420,000            *                  -                      3,882.27
AIM Global Utilities Fund................                    3,000,000            *                  -                     27,730.50
AIM VI Balanced Fund.....................                      200,000            *                  -                      1,848.70
AIM VI Global Utilities Fund.............                      310,000            *                  -                      2,865.49
Allstate Insurance Company...............                    1,000,000            *                  -                      9,243.50
Ameritas Growth with Income Portfolio....                       69,000            *                  -                        637.80
Anima S.G.R. p.A. Rubrica-Anima Convertible                  1,000,000            *                  -                      9,243.50
Anita T. Pagliaro........................                      200,000            *                  -                      1,848.70
Argent Classic Convertible Arbitrage Fund                                         *                  -                     13,865.25
(Bermuda) L.P............................                    1,500,000
Argent Classic Convertible Arbitrage Fund
(Bermuda) Ltd. .........................                    13,500,000          1.12                 -                    124,787.25
Argent Classic Convertible Arbitrage Fund
L.P......................................                    3,000,000            *                  -                     27,730.50
Argent Convertible Arbitrage Fund Ltd....                    1,000,000            *                  -                      9,243.50
Aristeia Trading, LLC....................                    1,761,000            *                                        16,277.80
Aristeia International, Ltd..............                    3,239,000            *                                        29,939.70
Arkansas Teachers Retirement.............                    4,657,000            *                  -                     43,046.98
ASAF MFS Growth and Income Fund..........                       69,000            *                  -                        637.80
AST AIM Balanced Fund....................                    1,900,000            *                  -                     17,562.65
AST MFS Growth with Income Fund..........                      145,000            *                  -                      1,340.31
AXP Bond Fund, Inc.......................                    1,950,000            *                  -                     18,024.83
AXP Equity Value Fund, a Series of AXP
Strategy Series, Inc.....................                    2,300,000            *                  -                     21,260.05
AXP Variable Portfolio - Bond Fund, a
Series of AXP Variable Portfolio Income
Series, Inc..............................                      860,000            *                  -                      7,949.41
AXP Variable Portfolio - Managed Fund, a
Series of AXP Variable Portfolio Managed
Series, Inc..............................                      980,000            *                  -                      9,058.63
Balanced Portfolio, a Series of Growth and
Income Trust.............................                    2,800,000            *                  -                     25,881.80
Bancroft Convertible Fund, Inc...........                    1,000,000            *                  -                      9,243.50
Bank Austria Cayman Island, Ltd..........                    1,000,000            *                  -                      9,243.50
Banco di Desio...........................                    1,000,000            *                  -                      9,243.50
Baptist Health of South Florida..........                      301,000            *                  -                      2,782.29
Bermuda/US Equity Fund...................                       13,000            *                  -                        120.17
Bernard Selz.............................                   10,000,000            *                  -                        92,435
Bernard Selz IRA R/O.....................                    4,000,000            *                  -                        36,974
Bernard Selz Trust.......................                      200,000            *                  -                      1,848.70
Bernard Selz Trust International Convertible                 3,000,000            *                  -                     27,730.50
Bernard Selz Tejas Trust.................                    3,000,000            *                  -                     27,730.50
BNP Arbitrage SNC........................                    7,500,000            *                  -                     69,326.25
Boston High Yield Cayman Unit Trust......                    3,500,000            *                  -                     32,352.25
Boston Museum of Fine Art................                      153,000            *                  -                      1,414.26
BT Equity Opportunities..................                    1,000,000            *                  -                      9,243.50
BT Equity Strategies.....................                    1,000,000            *                  -                      9,243.50
Canyon Value Realization (Cayman) Ltd....                   11,000,000            *                  -                    101,678.50
Carl von Bernuth.........................                      800,000            *                  -                      7,394.80
CFFX, LLC................................                    1,300,000            *                  -                     12,016.55
Chrysler Corporation Master Retirement Trust                 4,080,000            *                  -                     37,713.48
CIBC World Markets.......................                   25,270,000          2.10                 -                    233,583.25
CIBC World Markets International Arbitrage
Corp.....................................                    4,500,000            *                  -                     41,595.75
CRT Capital Group LLC....................                    5,750,000            *                  -                     53,150.13
Circlet (IMA) Limited....................                    4,500,000            *                  -                     41,595.75
Credit Suisse First Boston Corporation...                   23,720,000          1.98                 -                    219,255.82
Coastal Convertible Ltd..................                    1,000,000            *                  -                      9,243.50
Cova Bond Debenture Fund.................                    1,000,000            *                                         9,243.50
Deephaven Domestic Convertible Trading Ltd.                 10,000,000            *                  -                     92,435.00
Delphi Financial Group, Inc..............                      500,000            *                  -                      4,621.75
Delta Air Lines Master Trust.............                    1,665,000            *                  -                     15,390.43
Deutsche Bank Alex Brown Inc.............                   46,000,000          3.83                -                     425,201.00
Deutsche Bank Securities.................                   39,750,000          3.31                 -                    367,429.13
Dexia Asset Management France............                      550,000            *                  -                      5,083.93
Dia High Yield Bond Fund.................                      500,000            *                  -                      4,621.75
Diversified Fund A.......................                      113,000            *                  -                      1,044.52
Donaldson, Lufkin & Jenrette Securities
Corporation..............................                   49,561,000          4.13                 -                    458,117.10
Duckbill & Co............................                    2,500,000            *                  -                     23,107.50
Eaton Vance High Income Portfolio........                    4,550,000            *                  -                     42,057.93
Eaton Vance Income Fund of Boston........                    2,450,000            *                  -                     22,646.58
ECT Investments, Inc.....................                    5,800,000            *                                        53,612.30
EFG Eurofinanciere d'Investissements.....                      200,000            *                  -                      1,848.70
Ellsworth Convertible Growth and Income
Fund, Inc................................                    1,000,000            *                  -                      9,243.50
Engineers Joint Pension Fund.............                      631,000            *                  -                      5,832.65
Equity Income Portfolio, a Series of Growth
and Income Trust.........................                   20,600,000          1.72                 -                    190,416.10
Equi-Vest Growth and Income Fund.........                      442,000            *                  -                      4,085.63
Ermitage Selz Fund Ltd...................                    5,500,000            *                  -                     50,839.25
Federal Insurance Series on behalf of its
Federated, Utility Fund III..............                    3,935,000            *                  -                     36,373.17
Federal Utility Fund, Inc................                   25,300,000          2.11                 -                    233,860.55
Federated Insurance Series, on behalf of
its Federated Utility Fund II............                    3,551,680            *                  -                     32,829.95
Federated Utility Fund, Inc..............                   22,772,440         1.89                  -                    210,497.05
Fidelity Charles Street Trust: Fidelity
Asset Manager............................                    4,885,000            *                  -                     45,154.50
Fidelity Charles Street Trust: Fidelity
Asset Manager: Aggressive................                      150,000            *                  -                      1,386.53
Fidelity Charles Street Trust: Fidelity
Asset Manager: Growth....................                    2,910,000            *                  -                     26,898.59
Fidelity Management Trust Company on behalf
of accounts managed by it................                      795,000            *                  -                      7,348.58
Fidelity Management Trust Company on its
behalf and for accounts managed by it....                      340,000            *                  -                      3,142.79
Fidelity Global Asset Allocation Fund....                      585,000            *                  -                      5,407.45
Fidelity Advisor Series I: Fidelity Advisor
Asset Allocation Fund....................                       40,000            *                  -                        369.74
Fidelity Financial Trust.................                   12,000,000          1.00                                      110,922.00
Fidelity Advisor Series II...............                      344,000            *                                         3,179.76
Fidelity Management Trust Company........                      340,000            *                                         3,142.79
Fidelity School Street Trust.............                       66,000            *                                           610.07
Forest Alternative Strategic Fund II LP A5M                     40,000            *                  -                        369.74
Forest Convertible Fund..................                       70,000            *                  -                        647.05
Forest Fulcrum Fund LP...................                      440,000            *                  -                      4,067.14
Forest Global Convertible Fund...........                    1,810,000            *                  -                     16,730.74
Forest Performance Fund LP...............                      430,000            *                  -                      3,974.71
Gam Selection Investments Inc............                    2,000,000            *                  -                     18,487.00
Girl Scouts of the USA Investment Portfolio                     59,000            *                  -                        545.37
Girl Scouts of the USA National council
Retirement fund..........................                      133,000            *                  -                      1,229.39
Goldman Sachs and Company................                    6,564,000            *                                        60,674.33
Guardian High Yield Bond Fund............                      330,000            *                  -                      3,050.36
Guardian VC High Yield Bond Fund.........                      170,000            *                  -                      1,571.40
HBK MasterFund L.P.......................                   50,500,000          4.21                                      466,796.75
Income Portfolio, a Series of IDS Life
Series Fund, Inc.........................                       60,000            *                  -                        554.61
Janus Growth and Income Fund.............                   36,445,000          3.04                 -                    336,971.79
Janus Aspen Growth and Income Fund.......                      712,000            *                  -                      6,581.37
Janus Adviser Growth and Income Fund.....                       93,000            *                  -                        859.65
JNL/Janus Growth and Income Portfolio....                       55,000            *                  -                        508.39
Jean Pierre Selz clf Venetia Selz........                       50,000            *                  -                        462.18
Jean von Bernuth Thompson................                      100,000            *                  -                        924.35
Jefferies & Co. .........................                    7,750,000            *                  -                     71,637.13
Jersey (IMA) Ltd.........................                      750,000            *                  -                      6,932.63
JMG Capital Partners, LP.................                   62,509,000          5.21                 -                    577,801.94
JMG Triton Offshore Fund, Ltd............                   67,841,000          5.65                 -                    627,088.28
John L. Vogelstein Revocable Trust.......                    3,000,000            *                  -                     27,730.50
JP Morgan Securities, Inc................                   42,800,000          3.56                 -                    395,621.80
Karnak Partners L.P. ....................                    2,500,000            *                  -                     23,108.75
KBC Financial Products USA...............                    5,750,000            *                  -                     53,150.13
KVS Growth & Income Portfolio............                      285,000            *                  -                      2,634.40
LB Series Fund Inc. High Yield Portfolio                     6,000,000            *                  -                     55,461.00
Lehman Brothers Inc......................                   50,046,000          4.17                 -                    462,600.20
Libertyview Funds L.P....................                    2,250,000            *                  -                     20,797.88
Lisa Pagliaro Selz.......................                      500,000            *                  -                      4,621.75
LLT Limited..............................                      510,000            *                  -                      4,714.19
Lord Abbett Bond Debenture...............                   12,000,000          1.00                                      110,922.00
Lutheran Brotherhood High Yield Fund.....                    3,000,000            *                  -                     27,730.50
Lydian Overseas Partners Master Fund.....                   85,000,000          7.08                 -                    785,697.50
Massachusetts Investors Trust............                   29,510,000          2.45                 -                    272,775.69
Merrill Lynch, Pierce, Fenner & Smith Inc.                   4,235,000            *                  -                     39,146.22
MFS / Sun Life - Massachusetts Trust Series                  4,382,000            *                  -                     40,505.02
MFS Institutional Core Equity............                       51,000            *                  -                        471.42
MFS Funds - US Equity Fund...............                       79,000            *                  -                        730.24
MFS Utilities Fund.......................                    9,870,000            *                  -                     91,233.35
MFS Meridian US Equity Fund..............                    1,568,000            *                  -                     14,493.81
MFS/ Sun Life - Utilities Series.........                    2,510,000            *                  -                     23,201.19
MFS VIT - MFS Growth with Income Series..                      839,000            *                  -                      7,755.30
MFS VIT - MFS Utilities Series...........                    1,120,000            *                  -                     10,352.72
Morgan Stanley & Co International Ltd....                    8,000,000            *                  -                     73,948.00
Morgan Stanley Dean Witter...............                   54,545,000          4.54                 -                    504,186.71
Motion Picture Industry Health Plan -
Active Member Fund.......................                      480,000            *                  -                      4,436.88
Motion Picture Industry Health Plan -
Retiree Member Fund......................                      240,000            *                  -                      2,218.44
MSD Portfolio LP - Investments...........                    9,000,000            *                  -                     83,191.50
New England Zenith.......................                       47,000            *                  -                        434.44
New York Life Insurance Company..........                   17,900,000          1.49                 -                    165,458.65
New York Life Insurance and Annuity
Corporation..............................                    2,100,000            *                  -                     19,411.35
Nicholas Applegate Capital Management....                    1,777,000            *                  -                     16,425.70
OCM Convertible Trust....................                    1,680,000            *                  -                     15,529.08
Oppenheimer Convertible Securities Fund..                   10,000,000            *                  -                        92,435
Partner Reinsurance Company Ltd..........                    1,155,000            *                  -                     10,676.24
Peoples Benefit Life Insurance Company...                    4,000,000            *                  -                     36,974.00
Peoples Benefit Life Insurance Company                       2,000,000            *                  -                     18,487.00
TEAMSTERS................................
Physicians Life..........................                      495,000            *                  -                      4,575.53
Pilgrim Convertible Fund.................                    4,466,000            *                  -                     41,281.47
Pine Grove Enhanced Partners, L.P........                    1,000,000            *                  -                      9,243.50
PGEP V LLC ..............................                    1,000,000            *                  -                      9,243.50
PrimeMarket Neutral Limited..............                      500,000            *                                         4,621.75
Putnam Convertible Income - Growth Trust.                    5,500,000            *                  -                     50,832.25
Putnam Funds Trust - Putnam High Trust II                      410,000            *                  -                      3,789.84
Putnam High Yield Advantage Fund.........                    1,010,000            *                  -                      9,335.94
Putnam High Yield Fixed Income Fund, LLC.                       10,000            *                  -                         92.44
Putnam High Yield Managed Trust..........                      550,000            *                  -                      5,083.93
R2 Investments, LDC......................                   15,500,000          1.29                 -                    143,274.25
Ramius Securities, LLC...................                    2,000,000            *                  -                     18,487.00
RBC Capital Services Inc. care of Forest
Investment Management LLC................                       70,000            *                  -                        647.05
Retail Clerks Pension Trust # 2..........                    2,500,000            *                  -                     23,108.75
Sage Capital.............................                    2,900,000            *                  -                     26,806.15
Salomon Brothers Asset Management, Inc...                   53,800,000          4.48                                      497,300.30
Salomon Smith Barney Inc.................                   13,276,000          1.11                 -                    122,716.71
San Diego City Retirement................                    1,267,000            *                  -                     11,711.51
San Diego County Convertible.............                    2,766,000            *                  -                     25,567.52
Sarasin International Securities Ltd.....                      250,000            *                  -                      2,310.88
Screen Actors Guild......................                      667,000            *                  -                      6,165.42
Selz Foundation..........................                    3,000,000            *                  -                     27,730.50
Southport Management L.P.................                    1,100,000            *                  -                     10,167.85
Southport Partners International, Ltd....                    3,250,000            *                  -                     30,041.38
State Employee's Retirement Fund of the
State of Delaware........................                    2,715,000            *                  -                     25,096.10
St. Albans Partners Ltd..................                    2,000,000            *                  -                     18,487.00
Strategic Global Fund - High Yield Fixed
Income (Putnam) Fund.....................                       20,000            *                  -                     184,87.00
Strong Income Funds, Inc. - Strong High
Yield Bond Fund..........................                    5,000,000            *                  -                     46,217.50
Sun America Growth and Income Fund.......                    1,156,000            *                  -                     10,685.49
Sun America Series Trust, on behalf of its
Federated Utility Portfolio..............                    4,850,000            *                  -                     44,830.98
Sun America Series Trust High Yield
Portfolio................................                    1,500,000            *                  -                     13,865.25
Swiss Re Financial Products..............                    1,500,000            *                  -                     13,865.25
The Class 1c Company (Cayman) Ltd........                    1,000,000            *                  -                      9,243.50
The Northwestern Mutual Life Insurance
Company..................................                    2,500,000            *                                        23,108.75
Total Return Portfolio, a Series of Growth
and Income Trust.........................                    1,003,000            *                  -                      9,271.23
TQA Master Plus Fund.....................                    2,000,000            *                  -                     18,487.00
Trust FBO Lauren E von Bernuth UWO
Elizabeth von Bernuth....................                       30,000            *                  -                        277.31
Trust UWO Frank J. Pagliaro..............                      100,000            *                  -                        924.35
UBKAM Arbitrage Fund.....................                    3,000,000            *                  -                     27,730.50
UBS Warburg LLC..........................                      500,000            *                  -                      4,621.75
UWO Germaine F. Selz FBO Venetia Selz....                      100,000            *                  -                     924.35.00
Value Realization Fund, LP...............                    8,000,000            *                  -                        73,948
Value Realization Fund B, LP.............                      500,000            *                  -                      4,621.75
Vanguard Convertible Notes Fund, Inc.....                    5,895,000            *                  -                     54,490.43
Variable Insurance Products Fund III.....                      150,000            *                                         1,386.53
Wasserstein Perella Securities, Inc......                    6,800,000            *                  -                     62,855.80
William Fertig...........................                      200,000            *                                         1,848.70
William von Bernuth......................                       30,000            *                  -                        277.31
Writers Guild............................                      391,000            *                  -                      3,614.21
Wyoming State Treasurer..................                    1,364,000            *                  -                     12,608.13
Zurich HFR Master Hedge Fund Index Ltd...                      250,000            *                  -                      2,310.88
Zurich HFR Master Hedge Fund care of Forest
Investment Management LLC................                       30,000            *                  -                        277.31

*  Less than one percent

The Prospectus, together with Prospectus Supplement No. 30, and this Prospectus Supplement No. 36 constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the Convertible Notes and the Common Stock issuable upon conversion of the Convertible Notes.

Prospective investors should carefully consider matters discussed under the caption "Risk Factors" beginning on page 4 of the Prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement No. 36 is November 2, 2001.

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